AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           BLUE DOLPHIN ENERGY COMPANY

                    (Pursuant to Sections 242 and 245 of the
                General Corporation Law of the State of Delaware)


         Blue Dolphin Energy Company, a corporation duly organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"), hereby certifies as follows:

         1. The name of this corporation is Blue Dolphin Energy Company.

         2. The name under which this corporation was originally incorporated was ZIM Energy Corp., and the original Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on January 21, 1986 (the "Original Certificate of Incorporation").

         3. This Amended and Restated Certificate of Incorporation restates and further amends the Original Certificate of Incorporation, as heretofore amended, by amending the first paragraph of Article IV to increase the total shares authorized for issuance from 27,500,000 to 102,500,000 and to increase the number of shares of Common Stock authorized for issuance from 25,000,000 shares to 100,000,000 shares.

         4. This Amended and Restated Certificate of Incorporation of Blue Dolphin Energy Company was duly proposed by the Board of Directors of this corporation and was duly adopted by a vote of the stockholders of this corporation in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

         5. The text of the Amended and Restated Certificate of Incorporation of Blue Dolphin Energy Company, as amended hereby, is restated to read in its entirety as follows:

                                   ARTICLE I
                                      Name
                                      ----

         The name of the corporation is Blue Dolphin Energy Company (the "Corporation").

                                   ARTICLE II
                           Registered Agent and Office
                           ---------------------------

         The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Corporation Trust Center, Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                  ARTICLE III
                               Purposes and Powers
                               -------------------

         The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Law").

         In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges, which are necessary or convenient to the conduct, promotion or attainment of the business, objects or purposes of the Corporation.

                                   ARTICLE IV
                                  Capital Stock
                                  -------------

         The total number of shares of stock which the Corporation shall have the authority to issue is 102,500,000 shares, of which 100,000,000 shall be shares of Common Stock, par value $.01 per share (the "Common Stock"), and 2,500,000 shall be shares of Preferred Stock, par value $.10 per share (the "Preferred Stock").

         A description of the respective classes of stock and a statement of the designations and the powers, preferences, and rights, and the qualifications, limitations and restrictions of the shares of such classes of stock and the limitations on or denial of the voting rights of the shares of such classes of stock are as follows:

         Section 4.1. Common Stock Provisions. The following provisions apply to all shares of Common Stock of the Corporation.

                  (a) Dividends. Subject to the provisions of law and any preferences of the Preferred Stock or of any other stock then outstanding ranking prior to the Common Stock as to dividends, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available therefor as determined by the Board of Directors, dividends payable in cash, securities or other property, or any other stock having a preference as to the payment of dividends. No dividends shall be declared or paid on any class of Common Stock unless any and all current and accumulated dividends payable with respect to any Preferred Stock or any other stock then outstanding having a preference as to the payment of dividends shall have been declared and paid or the Corporation shall have reserved or provided for the payment thereof.

                  (b) Voting. Each holder of Common Stock shall be entitled to one vote for each share held on all matters submitted to a vote of stockholders of the Corporation.

                  (c) Liquidation. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation (as used in this Article IV, "liquidation"), after payment or provision for the payment of the debts and other liabilities of the Corporation and any preferential amounts to which the holders of Preferred Stock or of any other stock then outstanding ranking prior to the Common Stock in the distribution of assets shall be entitled upon liquidation, the holders of the Common Stock and the holders of any other stock then outstanding ranking on a parity with the Common Stock in the distribution of assets upon liquidation shall be entitled to share proportionately in the distribution of the remaining net assets of the Corporation.

         As used in this Article IV, neither the merger nor consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor any sale, transfer, lease or other exchange of all or any part of the assets of the Corporation, shall be deemed to be a liquidation of the Corporation.

         Section 4.2. Preferred Stock Provisions. The following provisions apply to all shares of Preferred Stock of the Corporation.

                  (a) Authority of the Board of Directors to Issue in Series. The Preferred Stock may be divided into and issued and reissued from time to time in one or more series. Subject to the provisions of this Certificate of Incorporation and of the Law, the Board of Directors is hereby granted and vested with authority from time to time by the adoption of a resolution or resolutions to authorize, establish and designate one or more series of Preferred Stock, and to fix and determine the voting rights, designations, preferences and the relative, participating, optional and other special rights and qualifications, limitations and restrictions of the shares of any series so established to the full extent now or hereafter permitted by the Law, including but not limited to the following:

                           (i) The  number of shares of such  series,  which may
                  subsequently be increased (except as otherwise provided by the resolution or resolutions of the Board of Directors providing for the issue of such series) or decreased (to a number not less than the number of shares then outstanding) by resolution or resolutions of the Board of Directors, and the distinctive designation thereof;

                           (ii) The rate or amount  of  dividends  and  dividend
                  rights, if any, of such series, the preferences, if any, over any other class or series of stock, or of any other class or series of stock over such series, as to dividends, the extent, if any, to which shares of such series shall be entitled to participate in dividends on a parity with shares of any other series or class of stock, whether dividends on shares of such series shall be fully, partially or conditionally cumulative, or a combination thereof, and any limitations, restrictions or conditions on the payment of such dividends;

                           (iii) The rate or amount and rights,  if any, of such
                  series, and the preferences, if any, over any other class or series of stock, or of any other class or series of stock over such series, in the event of any liquidation and the extent, if any, to which shares of any such series shall be entitled to participate in such event on a parity with shares of any other series or class of stock;

                           (iv) The time or times  during  which,  the  price or
                  prices and rate or rates at which, and the terms and conditions, including any adjustments, on which, the shares of such series may be redeemed;

                           (v) The terms of any purchase,  retirement or sinking
                  fund which may be provided for the shares of such series;

                           (vi) The price or prices or the rate or rates and the
                  adjustments, if any, upon which the shares of such class or series shall be convertible into or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation;

                           (vii) The voting  powers,  if any,  of such series in
                  addition to the voting powers provided by the Law.

                  (b) Limitation on Dividends. No holders of shares of any series of the Preferred Stock shall be entitled to receive any dividends thereon other than those specifically provided for by the Certificate of Incorporation or the resolution or resolutions of the Board of Directors providing for the issue of such series of Preferred Stock, nor shall any accumulated dividends on the Preferred Stock bear any interest.

                  (c) Limitation on Liquidation Distributions. In the event of any liquidation the holders of shares of each series of the then outstanding Preferred Stock shall be entitled to receive only such amount as shall have been fixed for such purpose by the Certificate of Incorporation or in the resolution or resolutions of the Board of Directors establishing the respective series of each class of Preferred Stock, together with a sum equal to the amount of all accumulated and unpaid dividends thereon at the dividend amount or rate fixed therefor in such resolution or resolutions.

                  (d) Voting Rights. Each holder of shares of each series of Preferred Stock shall be entitled to only such voting rights as shall be established by the Certificate of Incorporation or the resolution or resolutions of the Board of Directors providing for the issuance of such series of Preferred Stock.

                                   ARTICLE V
                              Election of Directors
                              ---------------------

         Election of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

ARTICLE VI
                                               Amendment of By-laws

         The by-laws of the Corporation may from time to time be altered, amended, or repealed, or new by-laws adopted, by the Board of Directors of the Corporation subject to the right of stockholders to adopt, alter, amend or repeal the by-laws as provided by law subject to any limitation contained in the by-laws of the Corporation.

                                  ARTICLE VII
                             Nomination of Directors
                             -----------------------

         No person (other than a person nominated or recommended for nomination by the Board of Directors or any nominating committee thereof or any person to be elected by the holders of any one or more classes or series of Preferred Stock of the Corporation or any other classes or series of stock of the Corporation other than the Common Stock which may be outstanding at some time, voting separately as a class or classes) shall be eligible for election as a director at any annual or special meeting of stockholders unless a written notice regarding such person's nomination, together with the written consent of such person to serve as a director, is received from a stockholder of record by the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders, or
(ii) with respect to an election to be held at a special meeting of stockholders, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation of employment of each such nominee, (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee, and (iv) such other information in respect of such nominee as would be required by the federal securities laws and the rules and regulations promulgated thereunder in respect of an individual nominated as a director of the Corporation and for whom proxies are solicited by the Board of Directors.

         The Chairman of any meeting of stockholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                  ARTICLE VIII
                Limitation of Director Liability; Indemnification
                -------------------------------------------------

Section 8.1. Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under

Section 174 of the Delaware General Corporation Law, as the same exists or may hereinafter be amended, or (iv) for any transaction from which the director derived an improper personal benefit. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the preceding sentence, if the Delaware General Corporation Law is amended after approval of this Article by the stockholders to authorize corporate action further eliminating or limiting the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of the foregoing Section 8.1 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         Section 8.2. Indemnification of Directors. Officers, Employees and Agents.

                  (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 8.2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Section 8.2 or otherwise.

                  (b) Indemnification of Employees and Agents. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation, individually or as a group, with the same scope and effect as the indemnification of directors and officers provided for in this Section.

                  (c) Right of Claimant to Bring Suit. If a written claim received by the Corporation from or on behalf of an indemnified party under this Section 8.2 is not paid in full by the Corporation within ninety days after such receipt, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  (d) Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Incorporation of the Corporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                  (e) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                  (f) Savings Clause. If this Section 8.2 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation, as to costs, charges and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Section
         8.2 that shall not have been invalidated and to the fullest extent permitted by applicable law.

                  (g)  Definitions.  For purposes of this Section,  reference to the "Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the Board of Directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         IN WITNESS WHEREOF, Blue Dolphin Energy Company has caused this Amended and Restated Certificate of Incorporation to be executed by Ivar Siem, its Chairman and Chief Executive Officer and by Thomas W. Heath, its Secretary on this 27th day of May, 2009.



                                             -----------------------------------
                                             Ivar Siem, Chairman and Chief
                                             Executive Officer



                                             -----------------------------------
                                             Thomas W. Heath, Secretary